Exhibit 99.1

Contact:

Ronald Albrecht, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Third Quarter Fiscal 2014 Financial Results

10th Consecutive Profitable Quarter

Revenues Increase 20% in Quarter, 45% for the First Nine Months of 2014

EXTON, Pa.—July 29, 2014—Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the third quarter of fiscal 2014, ended June 30, 2014.

For the third quarter, the Company reported revenue of $10.6 million, an increase of 20% from revenue of $8.8 million in the third quarter of fiscal 2013. The Company reported third quarter 2014 net income of $497,000, or $0.03 per share, an increase from $307,000, or $0.02 per share, in the same quarter a year ago.  Results for the third quarter of 2013 included a $0.03 per share non-recurring charge related to a previously disclosed legal matter.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. (“ISSC”), said, “Results for the third quarter continue to reflect progress on our engineering development programs.  As third quarter investment in engineering programs declined from the peak in the second quarter, we have been able to advance several development programs to close to completion.  This year, we have begun production deliveries on the Eclipse 550, the KC-46A, the USAF PC-12, and the foreign C-130 full cockpit.  As these programs are completed and the related products are certified, we believe that commercial air transport, military, and general aviation operators will want to capitalize on the significant price for performance advantages of the resulting products.  By leveraging our core technology to develop a more comprehensive portfolio of products, we are expanding our addressable market and creating value for our shareholders.”

At June 30, 2014, the Company had $14.4 million of cash on hand and no debt. During the third quarter of the current fiscal year the Company used approximately $813,000 of cash to fund operations compared to cash generated by operating activities of $670,000 in the third quarter of fiscal 2013.  The year-over-year change in operating cash reflects primarily differences in the timing of cash expenditures and receipts associated with engineering programs during the quarter.  We expect these differences to reverse as the programs meet contractual billing milestones and/or as production begins.

New orders for the quarter were $2.2 million, and backlog at June 30, 2014 was $72.5 million.  Backlog includes a large contract with Delta Airlines, on which the Company anticipates beginning initial production deliveries later this year.  Backlog excludes potential future sole-source production orders, including the Eclipse 550, the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade.

Nine Months Results

Revenues for the nine months ended June 30, 2014 were $34.2 million, an increase of 45% compared to $23.5 million for the first nine months of fiscal 2013.  Operating income for the first nine months of fiscal 2014 was $3.2 million, an increase of 68% compared to $1.9 million in the first nine months of fiscal 2013.  Net income was $2.3 million, or $0.13 per share, for the first nine months of fiscal 2014, increases of 32% and 30%, respectively, compared to $1.7 million or $0.10 per share for first nine months of fiscal 2013.

Shahram Askarpour, President of ISSC, commented, “With several of our engineering programs at advanced stages of development, we are focused on completing development and transitioning these programs to full production.   Consequently, engineering revenues have been much higher than normal.  As these high levels of engineering investment begin to decline and production revenues replace them, we expect to generate gross margins more consistent with our historical experience.  Further, as these programs achieve certification and enter production, we anticipate that our price for performance model will continue to generate interest from other potential customers.  As a result of the operational changes that we made earlier this year, the organization is poised to simultaneously execute its development programs, to deliver on production orders, and to continue earning a profit for our shareholders.”

Business Outlook

For the fiscal year ending September 30, 2014, IS&S expects to increase sales, operating income, and net income compared to fiscal 2013 and to report its sixth consecutive profitable year, characterized by growing production volume as a result of its engineering investments. The Company will provide additional commentary during its earnings conference call.

Conference Call

The Company will be hosting a conference call July 30, 2014 at 10:00 AM ET to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 1-877-883-0383 and enter the PIN Number 2224909. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	June 30,	September 30,
	2014	2013
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$14,393,328	$16,386,207
Accounts receivable	4,554,178	4,489,434
Unbilled receivables	11,340,583	6,539,442
Inventories	5,872,887	4,377,513
Deferred income taxes	1,975,191	2,002,679
Prepaid expenses and other current assets	719,030	642,210

Total current assets	38,855,197	34,437,485

Property and equipment, net	7,530,490	7,320,495
Non-current deferred income taxes	66,177	650,998
Other assets	115,647	221,533

Total Assets	$46,567,511	$42,630,511

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,289,969	$2,372,137
Accrued expenses	3,419,146	3,672,909
Deferred revenue	678,712	447,525

Total current liabilities	7,387,827	6,492,571

Deferred income taxes	132,800	132,202
Other liabilities	11,753	11,491

Total Liabilities	7,532,380	6,636,264

Commitments and contingencies

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2014 and September 30, 2013	—	—
Common stock, $.001 par value: 75,000,000 shares authorized, 18,712,115 and 18,632,328 issued at June 30, 2014 and September 30, 2013, respectively	18,712	18,632
Additional paid-in capital	50,631,533	49,880,571
Retained earnings	8,774,476	6,484,634
Treasury stock, at cost, 1,756,807 shares at June 30, 2014 and September 30, 2013	(20,389,590)	(20,389,590)

Total Shareholders’ Equity	39,035,131	35,994,247

Total Liabilities and Shareholders’ Equity	$46,567,511	$42,630,511

Innovative Solutions and Support, Inc.

Consolidated Statements of Income

(unaudited)

	Three months ended		Nine months ended
	June 30		June 30,
	2014	2013	2014	2013

Sales	$10,575,976	$8,778,254	$34,176,802	$23,529,963

Cost of Sales	7,413,849	5,332,798	23,449,115	13,092,862

Gross Profit	3,162,127	3,445,456	10,727,687	10,437,101

Operating expenses:
Research and development	647,894	559,297	1,935,692	2,215,276
Selling, general and administrative	1,854,332	2,600,659	5,633,832	6,340,900
Total operating expenses	2,502,226	3,159,956	7,569,524	8,556,175

Operating income	659,901	285,500	3,158,163	1,880,925

Interest income	5,280	8,529	16,246	32,282
Other income	7,939	4,924	27,307	29,730

Income before income taxes	673,120	298,953	3,201,716	1,942,937

Income tax (benefit) expense	176,090	(8,520)	911,874	210,751

Net income	$497,030	$307,473	$2,289,842	$1,732,186

Net income per common share
Basic	$0.03	$0.02	$0.14	$0.10
Diluted	$0.03	$0.02	$0.13	$0.10

Cash dividends per share	$—	$—	$—	$1.50

Weighted average shares outstanding
Basic	16,951,360	16,790,484	16,918,423	16,725,305
Diluted	17,177,572	16,981,285	17,141,532	16,790,518